Exhibit 99.3

GREAT ELM CAPITAL CORP. ANNOUNCES NEW BOARD LEADERSHIP

New members will enhance board’s focus on portfolio performance and value for shareholders

WALTHAM, Mass., March 4, 2022 (GLOBE NEWSWIRE) – Great Elm Capital Corp. (“we,” “us,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced various enhancements to its leadership with the appointment of two new members to its board of directors (the “Board”), including a new Board chairman, who will each help support the Company’s growth objectives. GECC expects to name an additional independent director shortly.

“We are delighted to welcome such a strong group of new Board members who bring diverse expertise and insight to our work in specialty finance and credit investing,” said Matt Kaplan, newly appointed CEO of GECC.  “We have worked diligently to ensure GECC’s board represents a variety of financial backgrounds, and the newest board members, together with existing Board members Mark Kuperschmid and Erik Falk, exemplify leadership qualities that align with our strategic vision.”

The new board members are:

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Matthew Drapkin, who will serve as Chairman of the Board and will not receive any compensation for his service on the Board.  Mr. Drapkin is Chief Executive Officer & Portfolio Manager at Northern Right Capital, an alternative asset manager focused on small and mid-cap public companies, which is one of GECC’s largest shareholders. Northern Right Capital has extensive public company board experience, having successfully created value for shareholders in numerous engagements on public company boards across a variety of asset classes.  Before founding Northern Right Capital Management in December 2009, Mr. Drapkin had extensive investment experience, including his work as head of research, special situations, and private equity at ENSO Capital, a New York-based hedge fund. From 2003 to 2008, Mr. Drapkin worked at MacAndrews & Forbes, participating in more than $3 billion of transactions, including Scientific Games, Deluxe Entertainment Services, AM General, and Scantron. Prior to MacAndrews, Mr. Drapkin served as general manager of two of Conde Nast publication’s wholly-owned Internet sites, Epicurious.com and Concierge.com, and headed Conde Nast’s internet venture investment effort. Mr. Drapkin began his career at Goldman, Sachs and Co.  Mr. Drapkin holds a J.D. from Columbia Law School, an M.B.A. from Columbia Business School, and a B.A. in American History from Princeton University.

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Richard Cohen will serve as a Board Member, Audit Committee Chair, and a Member of the Nominating and Governance and Compensation Committees.  Richard Cohen has been president of Richard M. Cohen Consultants since 1996, a company providing financial consulting services to both public and private companies.  He has served as a Director of Ondas Holdings (NASDAQ: ONDS) since 2018, Direct Digital (NASDAQ: DRCT) since November 2021, and Smart For Life, Inc. (NASDAQ: SMFL) since February 2022.  From March 2012 to July 2015, he was the Founder and Managing Partner of Chord Advisors, a firm providing outsourced CFO services to both public and private companies.  From May 2012 to August 2013, he was the Interim CEO and member of the Board of Directors of CorMedix Inc. (NYSE: CRMD).  From July 2008 to August 2012, Mr. Cohen was a member of the Audit Committee of Rodman and Renshaw, an investment banking firm.  From July 2001 to August 2012, he was a partner with Novation Capital until its sale to a private equity firm.  Mr. Cohen hold a BS with honors from the University of Pennsylvania (Wharton), an MBA from Stanford University and a CPA from New York State (inactive).

Mr. Drapkin added, “On behalf of the board, I want to express our gratitude to Peter Reed, Michael Speller and  Revell Horsey who have concluded their service as board members of GECC.”

Leadership Update
In addition to the new Board appointments, GECC has appointed Matt Kaplan as CEO of the Company, replacing Peter Reed.  Mr. Kaplan has served as a Portfolio Manager at Great Elm Capital Management, the Company’s external investment advisor, since October 2020, and has an extensive background in credit investing.

About Great Elm Capital Corp.
Great Elm Capital Corp. is an externally managed, business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:
Investor Relations
+1 (617) 375-3006
investorrelations@greatelmcap.com